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                                                                   EXHIBIT 10.21

                             Amendment No. 1 to the

                             STOCKHOLDERS AGREEMENT

                  Amendment No. 1, dated as of September 28, 1998 (this "Amendment"), to the Stockholders Agreement, dated as of June 30, 1997 (the "Stockholders Agreement"), among North Castle Partners I, LLC, a Delaware limited liability company ("North Castle"), AEA Investors, Inc., a Delaware corporation ("AEA") and the other stockholders of Leiner Health Products Group Inc., a Delaware corporation (the "Company"). Capitalized terms used and not otherwise defined in this Amendment have the respective meanings ascribed to them in the Stockholders Agreement.

                  WHEREAS, North Castle, AEA and the other stockholders of the Company have heretofore entered into the Stockholders Agreement;

                  WHEREAS, pursuant to Section 24 of the Stockholders Agreement, the Stockholders Agreement may be amended by the holder or holders of at least 66 2/3% of the outstanding shares of Common Stock, subject to the written consent of AEA;

                  WHEREAS, North Castle holds in excess of 66 2/3% of the outstanding Common Stock; and

                  WHEREAS, North Castle and AEA have agreed to amend certain provisions of the Stockholders Agreement;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, North Castle and AEA do hereby agree as follows:

                  1. Section 1(a) of the Stockholders Agreement is hereby amended and restated in its entirety as follows:

"1.  BOARD OF DIRECTORS.

                  (a) NOMINATING. Until such time as AEA and the Covered Shareholders have sold or transferred (other than through sales or transfers to AEA or Covered Shareholders) in excess of 50% of the Common Stock held by AEA and the Covered Shareholders upon the consummation of the Merger, AEA shall be entitled to nominate one person for election to the board of directors (the "BOARD") of the Company. So long as it owns at least 40% of the Common Stock, North Castle shall be entitled to nominate persons for election to the Board equal to one less than the majority of the Board. The Board shall have no more than ten members in the aggregate for so long as AEA is entitled to nominate one individual for election to the Board pursuant to this Section 1(a). If it owns less than 40% of the Common Stock, North Castle shall be entitled to nominate a number of directors bearing the same relationship to the total number of directors



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         on the Board as the number of shares of Common Stock then held by North
         Castle bears to the then outstanding shares of Common Stock. The
         Company and each of the other parties hereto agrees to take all steps within their power, including voting any voting Common Stock owned or controlled by them or any of their Affiliates, to cause any person so nominated to be elected to the Board by action of the Stockholders of the Company."

                  2. Section 16 of the Stockholders Agreement is hereby amended and restated in its entirety as follows:

                  "16. TERM. This Agreement shall be effective as of the date hereof and shall terminate and be of no further force and effect upon the earliest to occur of (I) the tenth anniversary of the date hereof, (II) the termination of this Agreement by the unanimous written consent of the Stockholders, (III) the establishment of a Public Market for the Common Stock or
(IV) the date upon which North Castle owns less than 40% of the Common Stock. Upon any such termination of this Agreement, the Company, North Castle and AEA shall enter into an agreement which will provide that the registration rights provided in Section 6 and Section 7 will continue and will survive until AEA and the Covered Shareholders (as a group) and North Castle each owns Common Stock representing less than 5% of the Company's outstanding Common Stock. A "PUBLIC MARKET" for the Common Stock shall be deemed to have been established at such time as 20% of the Common Stock (on a fully diluted basis) shall have been sold to the public pursuant to an effective registration statement under the Securities Act other than a Special Registration."

                  3. This Amendment may be executed in any number of counterparts each of which shall be an original and all of which taken together shall constitute one and the same Amendment.

                  4. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.


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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment by their authorized representatives as of the date first above written.

                                            NORTH CASTLE PARTNERS I, L.L.C.

                                            By: Baird Investment Group, L.L.C.,
                                                    its managing member

                                                     By: Charles F. Baird, Jr.,
                                                             its managing member

                                                /s/ Charles F. Baird
                                               --------------------------------

                                            AEA INVESTORS INC.

                                            By: /s/ Christine J. Smith
                                               --------------------------------
                                               Name:  Christine J. Smith
                                               Title:  Vice President

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